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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         FREEREALTIME.COM DELAWARE, INC.


                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                   ARTICLE I.

         The name of the corporation (hereinafter the "Corporation") is:

                         Freerealtime.com Delaware, Inc.

                                  ARTICLE II.

         The name and address, including street, number, city and county, of the registered agent of the Corporation in the State of Delaware are:

                                   THE CORPORATION TRUST COMPANY
                                   Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, New Castle County, Delaware 19801

                                  ARTICLE III.

         The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

         The total number of shares of all classes of stock that the Corporation shall have authority to issue is fifty five million (55,000,000) shares, to be divided into two classes designated "Common Stock" and "Preferred Stock". The Corporation shall be authorized to issue:

         (i) fifty million (50,000,000) shares of Common Stock, par value $0.01 per share; and

         (ii) five million (5,000,000) shares of Preferred Stock, par value $0.01 per share.

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         The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, to cause such Preferred Stock to be issued in series with such voting powers and such designations, preferences, privileges and relative, participating, optional or other special rights as designated by the Board of Directors in the resolution providing for the issuance of such series and, unless otherwise provided in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. Shares of Preferred Stock of any one series shall be identical in all respects.

         All shares of any series of Preferred Stock which shall have been redeemed, converted, exchanged or otherwise surrendered to or acquired by the Corporation pursuant to its terms, shall be cancelled and have the status of authorized but unissued shares of Preferred Stock of the Corporation.

                                   ARTICLE V.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation.

                                  ARTICLE VI.

         Notwithstanding Article V hereof, the Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE VII.

         The Board of Directors shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the directors or stockholders of the Corporation.

                                 ARTICLE VIII.

         Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

         No action shall be taken by the stockholders except at an annual or special meeting of stockholders. The stockholders may not take action by written consent.


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                                   ARTICLE X.

         Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

                                  ARTICLE XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article VI, IX or XI without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the Corporation, voting together as a single class.

                                  ARTICLE XII.

         Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

                                 ARTICLE XIII.

         The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XIV.

         The name and mailing address of the incorporator is:

                          Kasey R. Hume
                          Latham & Watkins
                          650 Town Center Drive
                          Suite 2000


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                           Costa Mesa, California 92626

                                  ARTICLE XV.

         The Corporation is to have perpetual existence.

                                  ARTICLE XVI.

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                 ARTICLE XVII.

                  To the fullest extent permitted by the General Corporation Law of the State of Delaware, this Certificate of Incorporation may be amended by the Board of Directors, with respect to corrections not affecting the rights, preferences and privileges of the Corporation's stockholders.

Signed on November 22, 1999



                                                    ---------------------------
                                                    Kasey R. Hume
                                                    Incorporator



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